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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To Board of Directors of
FirstMerit Corporation


We hereby consent to the incorporation by reference in this Registration Statement Nos. 33-7266, 33-47074, 33-47147, 33-57076, 33-57557, 33-63101,
333-66129, 333-72287 and 333-78953 on Forms S-8 of our report dated January 31, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of FirstMerit Corporation, which is incorporated by reference in FirstMerit Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the use of our reports dated April 19, 2002, relating to the FirstMerit Corporation and Affiliates Employees' Stock Purchase Plan and the FirstMerit Corporation and Affiliates Employees' Salary Savings Retirement Plan, which appear in this Amendment No. 1 to the Annual Report on Form 10-K of FirstMerit Corporation.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 25, 2002